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                                                                    EXHIBIT 99.1
                                                  NEWS RELEASE
                                                  LAKES ENTERTAINMENT, INC.
                                                  130 CHESHIRE LANE
[LAKES ENTERTAINMENT, INC. LOGO]                  MINNETONKA, MN  55305
                                                  952-449-9092
                                                  952-449-9353 (FAX)
                                                  WWW.LAKESENTERTAINMENT.COM
                                                  TRADED: NASDAQ "LACO"
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FOR FURTHER INFORMATION CONTACT:
Timothy J. Cope 952-449-7030
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FOR IMMEDIATE RELEASE:
Tuesday, May 18, 2004

                  WORLD POKER TOUR ANNOUNCES LICENSING PARTNERS

            MANUFACTURERS TO BRING WPT-BRANDED MERCHANDISE TO MARKET
                           BEGINNING THIS FATHER'S DAY


MINNEAPOLIS, MN (MAY 18, 2004) -- World Poker Tour, LLC (WPT) announced today that it has signed its first wave of license agreements as part of a comprehensive brand licensing program with the following partners:

- THE UNITED STATES PLAYING CARD COMPANY, a maker of casino-grade playing cards and chips, will offer a complete set of WPT playing cards and chip sets to allow its fans to host casino-style poker games in their own home.

- JAKKS PACIFIC, Inc., a leading toy, writing instrument and leisure products company, will market a WPT TV Games line of plug it in and play video games housed inside a WPT-themed joystick. Games in the first unit will include Texas Hold `Em, based on the WPT television show. JAKKS' WPT TV Games is expected to hit retail shelves in late 2004.

- ODM, a manufacturer of edgy and lifestyle T-shirts, will sell a line of WPT-themed T-shirts across a variety of distribution channels.

- MDI ENTERTAINMENT LLC, (A SUBSIDIARY OF SCIENTIFIC GAMES), a company that creates state lottery games, has signed on to create a WPT Texas Hold `Em Scratch-off lottery game that will offer poker-related prizes.

- G-III APPAREL, a marketer and designer of fashion forward designer clothes and sports league apparel, will design WPT casual sportswear including jackets and jerseys.

- LAKES ENTERTAINMENT will license and market WPT All in Hold `Em(R) table games directly to casinos that will allow players to play a poker-themed table game that lets them strategize their betting and make "all-in" raises or bluffs. Lakes Entertainment owns approximately 80% of WPT.


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Brandgenuity LLC, a New-York based licensing agency, has assisted the WPT in the strategic development and execution of its licensing program. For more information on World Poker Tour licenses, contact Brandgenuity at 212-925-0730 or email info@brand-genuity.com. The company is located at 430 West 14th Street, Suite 403, New York, NY 10014.

ABOUT THE WORLD POKER TOUR

World Poker Tour, LLC is an integrated media and entertainment company, engaged in the development, production and marketing of television programming and live events, and the licensing and sale of branded consumer products featuring the World Poker Tour brand.

ABOUT BRANDGENUITY LLC

Brandgenuity LLC, an independent boutique trademark licensing agency based in New York, provides turnkey licensing services to owners of famous trademarks. The agency's four principals, Jay Asher, Adina Avery-Grossman, Louis Drogin and Andrew Topkins, have more than 50 years of combined licensing and marketing experience. Brandgenuity agency services include strategic licensing planning, prospecting, negotiation, licensee management and program administration. Brandgenuity's clients include Snapple(R), Yoohoo(R), This Old House(R), Outdoor Life(R), Sports Illustrated(R), Orajel(R), Baby Orajel(R) and Meow Mix(R).

Lakes Entertainment, Inc. currently has development and management agreements with four separate Tribes for four new casino operations, one in Michigan, two in California and one with the Nipmuc Nation on the East Coast. In addition, Lakes Entertainment has agreements for the development of one additional casino on Indian-owned land in California through a joint venture with MRD Gaming, which is currently being disputed by the Tribe. In addition, Lakes Entertainment owns approximately 80% of World Poker Tour, the entertainment and media company that films and produces the World Poker Tour television series currently shown on Travel Channel. Lakes Entertainment, Inc. common shares are traded on the Nasdaq National Market under the trading symbol "LACO".



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The Private Securities Litigation Reform Act of 1995 provides a "safe harbor"
for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Lakes Entertainment, Inc.) contains statements that are forward-looking, such as statements relating to plan for future expansion and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, possible delays in completion of Lakes' casino projects, including various regulatory approvals and numerous other conditions which must be satisfied before completion of these projects; possible termination or adverse modification of management contracts; continued indemnification obligations to Grand Casinos; highly competitive industry; possible changes in regulations; reliance on continued positive relationships with Indian tribes and repayment of amounts owed to Lakes by Indian tribes; possible need for future financing to meet Lakes' expansion goals; risks of entry into new businesses; and reliance on Lakes' management. For more information, review the Company's filings with the Securities and Exchange Commission.
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